CORONUS SOLAR INC.

Suite 1100 - 1200 West 73rd Avenue	Telephone 604-267-7078
Vancouver, B.C. V6P 6G5	Facsimile 604-267-7080
Canada	www.coronusenergy.com

NEWS RELEASE	OTCBB - CRNSF

For Immediate Release

AMENDMENT OF EARTHLIGHT ENGAGEMENT
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AMENDMENT OF RENEWTREK ENGAGEMENT

Vancouver, B.C. – November 5, 2013 – Jeff Thachuk, President of Coronus Solar Inc. (the “Company”) announced today that, as reported in the Company’s News Release of September 30, 2013, effective September 1, 2013, the Company engaged Earthlight Solar Inc. (“Earthlight”) as a consultant (the “Earthlight Engagement”), with Earthlight providing the Company with advisory and consulting services (the “Earthlight Services”) in respect of the Company’s solar photovoltaic (“PV”) business. Under the Earthlight Engagement, the Company was to pay Earthlight $10,000 per month for the Earthlight Services. Mark Burgert, a control person of the Company, is the president and a control person of Earthlight. The Company reports today, effective November 4, 2013, the Company amended the Earthlight Engagement (the “Amended Earthlight Engagement”). Under the Amended Earthlight Engagement, the Company is to pay Earthlight $10,000 per month for the Earthlight Services, and will do so up to November 30, 2013. Additionally, effective December 1, 2013, the Company is to pay Earthlight 10% of the cash value received on the Redwood Debenture, in return for Earthlight performing those certain development services in respect of the twelve anticipated, utility-scale, solar PV projects under the Share Purchase and Development Services Agreement, the closing of which the Company reported in the Company’s News Release of September 30, 2013.

As reported in the Company’s News Release of September 30, 2013, effective September 1, 2013, the Company engaged RenewTrek Solar Inc. (“RenewTrek”) as a consultant (the “RenewTrek Engagement”), with RenewTrek providing the Company with advisory and consulting services (the “RenewTrek Services”) in respect of the Company‘s solar PV business. Under the RenewTrek Engagement, the Company was to pay RenewTrek $10,000 per month for the RenewTrek Services. Jeff Thachuk, the Company’s president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer, and a member of the Company’s board of directors, is the president and a control person of RenewTrek. The Company reports today, effective November 4, 2013, the Company amended the RenewTrek Engagement (the “Amended RenewTrek Engagement”). Under the Amended RenewTrek Engagement, the Company is to pay RenewTrek $10,000 per month for the RenewTrek Services, and will do so up to November 30, 2013. Additionally, effective December 1, 2013, the Company is to pay RenewTrek 10% of the cash value received on the Redwood Debenture, in return for RenewTrek performing those certain development services in respect of the twelve anticipated, utility-scale, solar PV projects under the Share Purchase and Development Services Agreement, the closing of which the Company reported in the Company’s News Release of September 30, 2013. As a director of the Company, Mr. Thachuk declared his interest in the transaction and abstained from voting on the approval of the Amended RenewTrek Engagement.

On behalf of the Board of Directors,

Coronus Solar Inc.

“Jeff Thachuk ”

Jeff Thachuk
President

Forward Looking Statements: Statements included in this announcement, including statements concerning our plans, intentions and expectations, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements”. Forward-looking statements may be identified by words including “anticipates”, “believes”, “intends”, “estimates”, “expects” and similar expressions. The company cautions readers that forward-looking statements, including without limitation those relating to the company's future operations and business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.